Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13G with respect to the common stock, par value $0.0001 per share, of Performant Financial Corporation, and any subsequent amendments thereto, is filed jointly on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, and that this agreement shall be included as an exhibit thereto.

The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group or have agreed to act as a group.. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 7, 2022

Parthenon DCS Holdings, LLC
By:	Parthenon Investors II, L.P., its Manager
By:	PCap Partners II, LLC, its General Partner
By:	PCap II, LLC, its Managing Member
By:	PCP Managers, L.P., its Managing Member

By:	/s/ Brian P. Golson
Brian P. Golson
Managing Member

Parthenon Investors II, L.P.
By:	PCap Partners II, LLC, its General Partner
By:	PCap II, LLC, its Managing Member
By:	PCP Managers, L.P., its Managing Member
By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Brian P. Golson
Brian P. Golson
Managing Member

PCap Partners II, LLC
By:	PCap II, LLC, its Managing Member
By:	PCP Managers, L.P., its Managing Member
By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Brian P. Golson
Brian P. Golson
Managing Member

PCap II, LLC
By:	PCP Managers, L.P., its Managing Member
By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Brian P. Golson
Brian P. Golson
Managing Member

PCP Managers, L.P.
By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Brian P. Golson
Brian P. Golson
Managing Member

PCP Managers GP, LLC
By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Brian P. Golson
Brian P. Golson
Managing Member

/s/ William C. Kessinger
William C. Kessinger, Individually

/s/ Brian P. Golson
Brian P. Golson, Individually

/s/ David J. Ament
David J. Ament, Individually